EXHIBIT 11 -- STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE

                                                           Three Months Ended            Nine Months Ended
                                                              September 30                  September 30
                                                           1995           1994           1995           1994
                                                        -----------    -----------    -----------    -----------
Primary

Average shares outstanding                               11,204,241     10,546,756     11,204,553     10,123,098

Net effect of dilutive stock options and warrants --
   based on the treasury stock
   method using average market price                        190,825        684,954        140,310        628,666
                                                        -----------    -----------    -----------    -----------

Total                                                    11,395,066     11,231,710     11,344,863     10,751,764
                                                        -----------    -----------    -----------    -----------

Net income                                              $   346,541    $   621,538    $ 1,660,881    $ 1,615,743
                                                        ===========    ===========    ===========    ===========

Per share amount                                        $      0.03    $      0.06    $      0.15    $      0.15
                                                        ===========    ===========    ===========    ===========


Fully Diluted

Average shares outstanding                               11,204,241     10,546,756     11,204,553     10,123,098

Net effect of dilutive stock options and warrants --
   based on the treasury stock
   method using the quarter-end market price,
   if higher than average market price                      190,825        690,772        140,310        628,666
                                                        -----------    -----------    -----------    -----------

Total                                                    11,395,066     11,237,528     11,344,863     10,751,764
                                                        -----------    -----------    -----------    -----------

Net income                                              $   346,541    $   621,538    $ 1,660,881    $ 1,615,743
                                                        ===========    ===========    ===========    ===========

Per share amount                                        $      0.03    $      0.06    $      0.15    $      0.15
                                                        ===========    ===========    ===========    ===========



                                      12